Exhibit 99.1
JOINT FILING AGREEMENT
Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") the undersigned hereby agree to the joint filing of Antara Capital LP, Antara Capital GP LLC, and Himanshu Gulati, on behalf of each of them of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Nikola Corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto.  This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 14th day of February 2025.

ANTARA CAPITAL LP
Signature:	/s/ Himanshu Gulati
Name/Title:	Himanshu Gulati / Managing Member of Antara Capital GP LLC, its general partner
Date:	02/14/2025

ANTARA CAPITAL GP LLC
Signature:	/s/ Himanshu Gulati
Name/Title:	Himanshu Gulati / Managing Member
Date:	02/14/2025

HIMANSHU GULATI
Signature:	/s/ Himanshu Gulati
Name/Title:	Himanshu Gulati / Self
Date:	02/14/2025